UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014 (May 28, 2014)

THE WENDY’S COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Blvd., Dublin, Ohio		43017
(Address of principal executive offices)		(Zip Code)
(614) 764-3100
(Registrant’s telephone number, including area code)
 N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.
On May 28, 2014, the Company held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders: (i) elected each of the ten director nominees; (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014; and (iii) approved an advisory resolution to approve executive compensation. The Company’s stockholders did not approve a stockholder proposal regarding an independent board chairman.  A description of each proposal voted on at the meeting, and the voting results for each such proposal, are set forth below.
The proposal to elect each of the ten nominees to serve as a director of the Company until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal, was approved, with each nominee receiving the affirmative vote of a majority of the votes cast with respect to such nominee’s election. Voting results with respect to each nominee are set forth in the following table. There were 69,459,288 broker non-votes as to this proposal.

Nominee	Votes For	Votes Withheld
Nelson Peltz	259,232,114	5,308,660
Peter W. May	260,266,743	4,274,031
Emil J. Brolick	261,211,016	3,329,758
Edward P. Garden	260,406,929	4,133,845
Janet Hill	260,189,517	4,351,257
Joseph A. Levato	259,592,152	4,948,622
J. Randolph Lewis	260,746,476	3,794,298
Peter H. Rothschild	260,239,887	4,300,887
David E. Schwab II	244,927,515	19,613,259
Jack G. Wasserman	259,629,013	4,911,761
The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014 was approved by the affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. With respect to this proposal, there were 332,105,258 votes for, 1,402,377 votes against, 492,427 abstentions and no broker non-votes.
The proposal to approve an advisory resolution to approve executive compensation was approved by the affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. With respect to this proposal, there were 237,881,972 votes for, 25,331,745 votes against, 1,327,057 abstentions and 69,459,288 broker non-votes.
The stockholder proposal regarding an independent board chairman was not approved, as it failed to receive the affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. With respect to this proposal, there were 118,183,073 votes for, 144,682,282 votes against, 1,675,419 abstentions and 69,459,288 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY
(Registrant)
Date: May 30, 2014	By: /s/ Dana Klein
Dana Klein
Senior Vice President - Corporate and Securities Counsel, and
Assistant Secretary